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                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                                                For the period
                                                                                                             August 19, 1994 (date
                                                                         Twelve Months       Twelve Months     of commencement)
                                                                             Ended               Ended         of operations) to
                                                                       December 31, 1996   December 31, 1995   December 31, 1994
                                                                          -----------         -----------         -----------
PRIMARY:
      Average common shares outstanding .........................           7,950,175           2,305,275             208,332
      Average Class A preferred shares outstanding (A) .............              n/a           1,008,767           1,467,748
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method ..          175,391             173,716             187,022
      Net effect of dilutive stock warrants outstanding
          during the period -- based on the treasury stock method ..          618,618             216,046              53,744
                                                                          -----------         -----------         -----------
            Total ..................................................        8,744,184           3,703,803           1,916,846
                                                                          ===========         ===========         ===========
      Net Income ...................................................      $11,537,318         $ 3,154,831         $   381,804
                                                                          ===========         ===========         ===========
      Per Share Amount .............................................      $      1.32         $      0.85         $      0.20
                                                                          ===========         ===========         ===========
FULLY DILUTED:
      Average common shares outstanding ............................        7,950,175           2,305,275             208,332
      Average Class A preferred shares outstanding (A) .............              n/a           1,008,767           1,467,748
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method ..          209,427             170,144             187,022
      Net effect of dilutive stock warrants outstanding
          during the period -- based on the treasury stock method ..          858,279             296,696              53,744
      Net effect of dilutive Class B preferred stock outstanding
          during the period -- based on the treasury stock method ..           66,888                 n/a                 n/a
                                                                          -----------         -----------         -----------
            Total ..................................................        9,084,769           3,780,882           1,916,846
                                                                          ===========         ===========         ===========
      Net Income ...................................................      $11,537,318         $ 3,154,831         $   381,804
                                                                          ===========         ===========         ===========
      Per Share Amount .............................................      $      1.27         $      0.83         $      0.20
                                                                          ===========         ===========         ===========

(A) Class A Preferred shares were considered common stock equivalents for all periods outstanding as there was no stated yield and there was an automatic conversion feature to convert the Class A preferred to common with no additional proceeds to the company


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